Exhibit 10.32

Power of Attorney

I, Bing Yu, a Chinese citizen with Chinese Identification Card No. 110108650831235, holding 25% of the equity interest in Lenovo Security Technologies (Beijing), Inc. (“Lenovo Security”) (“My Shareholding”), hereby irrevocably authorize Lenovo-AsiaInfo Technologies, Inc. (“Lenovo-AsiaInfo”) to exercise the following rights relating to My Shareholding during the term of this Power of Attorney:

Lenovo-AsiaInfo is hereby authorized to act on my behalf as my exclusive agent with respect to all matters concerning My Shareholding, including without limitation to: 1) attend shareholders’ meetings of Lenovo Security ; 2) at shareholders’ meetings of Lenovo Security, exercise all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and Lenovo Security’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on my behalf at the shareholders’ meetings of Lenovo Security, the legal representative (chairperson), the director, supervisor, the chief executive officer and other senior management members of Lenovo Security.

All the actions associated with My Shareholding conducted by Lenovo-AsiaInfo shall be deemed as my own actions, and all the documents related to My Shareholding executed by Lenovo-AsiaInfo shall be deemed to be executed by myself.

Lenovo-AsiaInfo is entitled to assign its rights related to the aforesaid matters to any other person in its own discretion and without my prior notice or consent.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid during the term I am the shareholder of Lenovo Security from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to Lenovo-AsiaInfo through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

By:	/s/ Bing Yu
Name:	Bing Yu
Date: December 2, 2004

Witness : /s/ Yan Huang

Name :      Yan Huang

Date :        December 2, 2004

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